                                                                   Exhibit 10.1



AGREEMENT FOR TRADING STOCK


This Agreement, made and entered into by and between Wellsprings Investment, Inc., a Nebraska Corporation, hereinafter referred to as "Wellsprings" and SCA Global Resources, Incorporated, a Florida Corporation, hereinafter referred to as "SCA", for the purpose of trading 10,000 shares of stock in M & C Oil, Inc., a Nebraska Corporation, owned by Wellsprings, it being all of the stock of that corporation, for 10,000 shares of common non-voting shares in SCA.

The parties agree as follows:

1. Wellsprings shall endorse the stock certificates of M & C Oil, Inc., a Nebraska Corporation, owned by it to SCA and shall provide SCA with all documents in its possessions as required in order to inform SCA of the holdings of M & C Oil, Inc. This shall include, but not be limited to, the stock record book and all Leases and any other holdings of M & C Oil, Inc.

2. SCA shall issue 10,000 shares of non-voting common stock in SCA to the following persons as directed by a joint meeting of the stockholders and board of directors of Wellsprings, to wit: 3,334 shares of common non-voting stock in SCA to Jerry D. Christensen, 3,333 shares of common non-voting stock in SCA to Brent M. Christensen, 3,333 share of common non-voting stock in SCA to Mark L. Blevins.

3. SCA further agrees that, as a part of this Agreement, they will hold harmless Wellsprings, and the present stockholders of Wellsprings from any debts, liabilities or obligations of M & C Oil, Inc., present and past. They further agree that M & C Oil, Inc., is in the process of receiving a refund check from Mid-Continent Casualty Company and, when the check is received, it shall be endorsed by M & C Oil, Inc., to Wellsprings Investment, Inc., and remain the property of Wellsprings.

4. The parties further agree that the trading of the stock shall be completed within thirty (30) days after this Agreement is approved, at which time the records and stock in M & C Oil, Inc., shall become the property of SCA.

5. Incorporated herein is a copy of the minutes of a Joint Special Meeting of the Stockholders and Board of Directors of Wellsprings Investment, Inc., allowing the said transfer of stock from SCA to be made direct to the persons as directed by the Minutes of that meeting.

Dated this 22nd day of November, 1999.




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WELLSPRING INVESTMENT, INC.,
a Nebraska Corporation
By: ss//Jerry D. Christensen
President

SCA GLOBAL RESOURCES, INCORPORATED
A Florida Corporation,
By: ss//Larry D. Faw as President
President


STATE OF NEBRASKA
SS.
COUNTY OF PHELPS

Before me, a Notary Public qualified in said county, personally came Brent M. Christensen, President of Wellsprings Investment, Inc., a Nebraska Corporation, known to me be the identical person who signed the foregoing instrument, and acknowledged the execution thereof to be this voluntary act and deed and the voluntary act and deed of said corporation.

Witness my hand and notary seal on November , 1999.

ss.//
Notary Public

(Seal)

STATE OF FLORIDA
ss.
COUNTY OF MARION

Before me, a Notary Public qualified in said county, personally came Larry D. Faw, President of SCA Global Resources, Incorporated, a Florida corporation, known to me to be identical person who signed the foregoing instrument, and acknowledged the execution thereof to be his/her voluntary act and deed and the voluntary act and deed of said corporation.

 Witness my hand and notary seal on November 22, 1999.

 ss/Elizabeth Bartum
 Notary Public

(seal)
ELIZABETH BARTUM
MY COMMISSION #CC684223
EXPIRES: September 29, 2001
Bonded Thru Notary Public Underwriters